Exhibit 10.9

COLLATERAL ASSIGNMENT

COLLATERAL ASSIGNMENT made as of this 25th day of August, 2006 by Blast Energy Services, Inc., a California corporation (“Assignor”), to Laurus Master Fund, Ltd. (“Assignee”).

FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of Assignor to Assignee, now existing or hereafter arising under that certain Securities Purchase Agreement dated as of the date hereof between Assignor and Assignee (the “SPA”) and the Related Agreements (as defined in the SPA) (each as amended, modified, restated or supplemented from time to time), Assignor hereby assigns, transfers and sets over unto, and grants a security interest to Assignee and its successors and assigns in, all of its rights and benefits, but not its obligations, under that certain Definitive Purchase Agreement dated as of June 28, 2006 by and among the members of Eagle Domestic Drilling Operations LLC named therein (collectively, the “Sellers”) and Assignor and all of the agreements and documents by which assets or rights of Sellers are transferred to Assignor (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”), including, without limitation, all indemnity rights and all moneys and claims for moneys due and/or to become due to Assignor under the Agreements.

Assignor hereby (i) specifically authorizes and directs Sellers upon notice to Sellers by Assignee to make all payments due to Assignor under or arising under the Agreements directly to Assignee and (ii) irrevocably authorizes and empowers Assignee (a) to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to Assignor by Sellers under and pursuant to the Agreements, (b) to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and (c) in Assignee’s discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or advisable to effectuate the foregoing. It is expressly understood and agreed, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times.

Sellers are hereby authorized to recognize Assignee’s claims to rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by Assignee of any of the amounts to be paid to Assignee. Checks for all or any part of the sums payable under this Collateral Assignment shall be drawn to the sole and exclusive order of Assignee. Upon payment by Sellers to Assignee of any amounts due to Assignor under or arising under the Agreements, the obligations of Sellers to Assignor with respect to such amounts shall be deemed paid in full.

Without first obtaining the written consent of Assignee, neither Assignor nor any Seller shall (i) amend or modify the Agreements in any way which would affect any payments or material obligations thereunder due from Sellers to Assignor or (ii) agree to or suffer any amendment, extension, renewal, release, acceptance, forbearance, modification or waiver with respect to any rights of Assignor to receive payment from Sellers arising under the Agreements.

In the event Assignor declines to exercise any rights under the Agreements, Assignee shall have the right to enforce any and all such rights of Assignor directly against Sellers.

This shall be a continuing agreement and the rights and benefits of the Assignor in and to the Agreements are in addition to and not in substitution for any other security held by the Assignee and shall not operate as a merger of any simple contract debt or suspend the fulfillment of or affect the right, remedies and powers of the Assignee in respect of the said rights and benefits or any collateral of the Assignor held by the Assignee. Without limiting the generality of any of the foregoing, all claims present or future of the Assignor against any person liable upon or for payment in respect of the Agreements are hereby assigned to the Assignee.

The security interests created hereby are intended to attach and take effect forthwith upon the execution of this Collateral Assignment by the Assignor, and the Assignor acknowledges that value has been given and that the Assignor has rights in the Agreements.

For avoidance of any doubt, this Collateral Assignment shall not release the Assignor from any of its obligations to Sellers under the Agreements.

The Assignor acknowledges receipt of an executed copy of this Collateral Assignment.

This Collateral Assignment shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, Assignor has duly executed this Collateral Assignment the day and year first above written.

BLAST ENERGY SERVICES, INC.

By: /s/ David M. Adams
Name: David M. Adams
Title President & Co-CEO

Each Seller hereby consents and agrees
to the provisions of this Collateral Assignment
as of this 25th day of August, 2006.

/s/ Glenn A. Foster, Jr.
GLENN A. FOSTER, JR.

/s/ Richard Thornton
RICHARD THORNTON

/s/ Herman Livesay
HERMAN LIVESAY

THORNTON FAMILY IRREVOCABLE TRUST

By:  /s/ Dirk O’Hara
Name: Dirk O’Hara
Title: Trustee

THORNTON BUSINESS SECURITY TRUST

By:  /s/ Jeffrey Brown
Name: Jeffrey Brown
Title: Trustee